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                                                                   EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this pre-effective amendment No. 1 to the Registration Statement of Talton Holdings, Inc. on Form S-4 of our report dated May 23, 1997 with respect to the consolidated financial statements of Security Telecom Corporation and subsidiary as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Davis, Clark and Company, P.C.

Dallas, Texas

November 5, 1997